UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)
705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and CEO/Interim CFO Appointment

On February 28, 2018, Giro DiBiase resigned as the Chief Executive Officer and director of IIOT-OXYS, Inc., a Nevada corporation (the “Company”). Mr. DiBiase’s resignation was not caused by any disagreement with the Company known to the Company. Effective March 1, 2018, his consulting fees decreased from $5,000 per month to $2,500 per month.

On February 28, 2018, the Board of Directors of the Company appointed Nevan C. Hanumara, age 36, as Chief Executive Officer, Principal Executive Officer, Interim Chief Financial Officer, and Principal Financial Officer of the Company. Described below, there are no arrangements or understandings between Mr. Hanumara and any other persons pursuant to which Mr. Hanumara was selected in the officer positions above. There are no family relationships between Mr. Hanumara and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Effective March 1, 2018, Mr. Hanumara’s consulting fees will increase to $5,000 per month from $2,500 per month.

Dr. Hanumara has served as the Company’s Secretary and director since the closing of the reverse acquisition on July 28, 2017. Dr. Hanumara has also served as a director of OXYS Corporation, a Nevada corporation and the Company’s wholly-owned subsidiary, since its inception on August 4, 2016. Since 2016, he has operated as the co-founder and operating member of Cambridge MedSpace LLC, a company that provides space, consulting and advisory services to technology companies. Since 2012, Dr. Hanumara has worked as a research scientist with the Massachusetts Institute of Technology. In his position as a research scientist, Dr. Hanumara teaches and researches in the field of medical devices and mentors graduate and undergraduate students. Additionally, he serves as an advisor to multiple health-focused technology startups. Dr. Hanumara received a PhD in Mechanical Engineering from MIT in 2012, an MS in Mechanical Engineering from MIT in 2006, and a BS in Mechanical Engineering and a BA in French from the University of Rhode Island in 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 7, 2018	By:	/s/ Nevan C. Hanumara
Nevan C. Hanumara, Chief Executive Officer